INDEMNIFICATION AND PLEDGE AGREEMENT
     THIS INDEMNIFICATION AND PLEDGE AGREEMENT (the “Agreement”) is made and entered into as of November ___, 2007, by and among GLEN WELSTAD, an individual (“Pledgor”), and COMMAND CENTER, INC., a Washington corporation (the “Company”).
RECITALS
     A.     Pledgor presently owns and seeks to pledge to the Company, pursuant to the terms and conditions of this Agreement, 750,000 shares of common stock of the Company, par value $0.001 per share (the “Shares”).
     B.     The Company is a party to that certain Securities Purchase and Registration Rights Agreement (“Purchase Agreement”), dated as of November 9, 2007, relating to the sale by the Company of certain shares of its common stock and certain warrants to purchase shares of the Company’s common stock. Capitalized terms used but not otherwise defined in this Agreement will have the meanings given such terms in the Purchase Agreement.
     C.     Pursuant to the requirements set forth in Section 2.2(a)(x) of the Purchase Agreement, Pledgor and the Company are entering into this Agreement.
AGREEMENTS
     NOW, THEREFORE, in consideration of the mutual premises and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and Pledgor hereby agree as follows:
     1.     Tax Obligations. Schedule 1 attached to this Agreement is a true and correct list of any operations entities previously acquired by the Company that are in arrears in taxes as of the date of this Agreement and the dollar amount of taxes that such entities are in arrears as of the date of this Agreement (collectively, the “Tax Obligations”).
     2.     Indemnification. Pledgor hereby agrees to indemnify and hold harmless the Company from and against any and all losses, claims, damages, liabilities, settlement costs, and expenses, including, without limitation, reasonable attorneys’ fees, arising out of or relating to the Tax Obligations.
     3.     Pledge of Shares. Pledgor hereby pledges the Shares to the Company to at all times secure the following: (a) full and complete payment and satisfaction of the Tax Obligations; and (b) full and complete performance by Pledgor of his indemnification obligations set forth in Section 2 of this Agreement.
     4.     Default and Remedies. In the event that Pledgor fails to perform his obligations under this Agreement, the Company, in its sole and absolute discretion, may do or cause to be done any one or more of the following, without any further action: (a) cause the Shares to be registered in the Company’s name or in the name of any nominee of the Company; or (b) exercise any other remedy specifically granted under this Agreement or now or hereafter existing in equity, at law, by virtue of statute, or otherwise.
     5.     Representations and Warranties of Pledgor. Pledgor hereby represents and warrants to Buyer that: (a) Pledgor is the legal, record, and beneficial owner of, and has good title to, the Shares, free and clear of all security interests or other encumbrances; and (b) Pledgor has the full power, authority, and legal right to grant to the Company the pledge set forth in this Agreement and no further consent, authorization, approval, or other action is required for the grant of such pledge or for the Company’s exercise of its rights and remedies under this Agreement.
     6.     Termination of Pledge; Release of Shares. Upon full and complete satisfaction of the Tax Obligations, and without any further action of the parties hereto: (a) the Shares will no longer subject to the pledge set forth in Section 3 of this Agreement or the other provisions of this Agreement; and (b) this Agreement will be terminated in all respects.
     7.     Miscellaneous.
     (a)     Any modification, amendment, or waiver of any provision of this Agreement will not be effective unless the same is in writing and signed by all of the parties hereto.
     (b)     Any and all notices or other communications or deliveries required or permitted to be provided under this Agreement will be in writing and will be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section 7(b) prior to 6:30 p.m. (Pacific time) on any business day, (ii) the next business day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section 7(b) on a day that is not a business day or later than 6:30 p.m. (Pacific time) on any business day, (iii) the business day following the date of deposit with a nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses, facsimile numbers, and email addresses for such notices and communications are those set forth on the signature pages hereof, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by any such party.
     (c)     In the event that any provision of this Agreement is deemed to be invalid by reason of the operation of any law, or by reason of the interpretation placed thereon by any court or other governmental entity, this Agreement will be construed as not containing such provision and the invalidity of such provision will not affect the validity of any other provision hereof. Any and all other provisions hereof which otherwise are lawful and valid will remain in full force and effect.
     (d)     This Agreement will inure to the benefit of the successors and assigns of the Company and will be binding upon the heirs, legatees, distributees, transferees, executors, administrators, and personal representatives and assigns of Pledgor.
     (e)     This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which taken together will be one and the same instrument.
     (f)     The Recitals set forth above are hereby incorporated into and made a part of this Agreement.
     (g)     THE PARTIES HERETO AGREE THAT THIS AGREEMENT WILL BE INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE CONFLICT OF LAWS RULES) OF THE STATE OF WASHINGTON GOVERNING CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. THE PARTIES

HERETO CONSENT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF WASHINGTON.
[SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the Company and Pledgor have caused this Indemnification and Pledge Agreement to be executed as of the date first written above.

PLEDGOR:

/s/ GLENN WELSTAD

GLENN WELSTAD, an individual

Address:	3773 W. 5th Avenue

Posts Falls, ID 83854

Fax:	208-777-0428

Email:

STATE OF IDAHO	)
	)	ss.
County of KOOTENAI	)
     Subscribed and sworn to before me this 30th day of November, 2007, by Glenn Welstad, an individual.

/s/ Judith L. Kabrick

Notary Public

My Commission Expires:

July 21, 2012

JUDITH L. KABRICK	THE COMPANY:
NOTARY PUBLIC
STATE OF IDAHO	COMMAND CENTER, INC., a Washington corporation

	By:	/s/ Brad E. Herr

Brad E. Herr, Secretary

Address:
3773 West Fifth Avenue
Post Falls, Idaho 83854
	Fax:	208-773-7450 Ext 112

	Email:	brad.herr@commandonline.com

STATE OF IDAHO	)
	)	ss.
County of KOOTENAI	)
     Subscribed and sworn to before me this 30th day of November, 2007, by Brad E. Herr, as the Secretary of Command Center, Inc.

/s/ Judith L. Kabrick

Notary Public

My Commission Expires: July 21, 2012 JUDITH L. KABRICK NOTARY PUBLIC STATE OF IDAHO

SCHEDULE 1
TAX OBLIGATIONS

Tax Liabilities	IRS*	State*
Aardvark	$219,534	$35,196
Anytime Labor	$44,720	$1,682
Awesome Possum	$46,981	—
Broadway Gardens	$89,142	$19,264
Dogwood Staffing	$819	—
Harbor Bay	$657,471	$73,400
Inland Empire	$19,431	$2,375
Rascals	$341,098	$210,000
San Antonio	$35,586	$1,618
Sonoran Management	$101,465	$900
Viken Management	($16,150)	$3,721
ZMP	$11,103	—
TOTAL	$1,551,200	$348,156

*	Additional penalties and interest may be due at the time of payment.